UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 5, 2006
A. M. Castle & Co.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

3400 N. Wolf Road, Franklin Park, Illinois	60131

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code 847/455-7111

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 5, 2006, A. M. Castle & Co. and its subsidiary, A. M. Castle & Co. (Canada) Inc. (the “Canadian Subsidiary”) entered into an Amended and Restated Credit Agreement with Bank of America, N.A., as U.S. Agent, Bank of America, N.A., Canada Branch, as Canadian Agent, JPMorgan Chase Bank, N.A. as Syndication Agent and LaSalle Business Credit, LLC as Documentation Agent. This Amended and Restated Credit Agreement (the “amended senior credit facility”) amended the Company’s and the Canadian Subsidiary’s outstanding senior credit facility.
On the same date, (i) the Company and its material domestic subsidiaries entered into an Amended and Restated Collateral Agency and Intercreditor Agreement among Bank of America, N.A., as Collateral Agent, The Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company and The Northern Trust Company (the “amended intercreditor agreement”), and (ii) the Company entered into an Amendment No. 1 to Note Agreement with The Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company to amend the covenants and events of default in its existing note agreement pursuant to which the Company previously issued its long-term notes so as to be substantially the same as the amended senior credit facility.
The amended senior credit facility provides for (i) a $170.0 million revolving loan (the “U.S. Revolver”) to be drawn by the Company from time to time, (ii) a $30 million term loan (the “U.S. Term Loan” and with the U.S. Revolver, the “U.S. Facility”), and (iii) a Cdn. $11,112,000 revolving loan (corresponding to $10,000,000 in U.S. Dollars as of the closing date) (the “Canadian Facility”) to be drawn by the Canadian Subsidiary from time to time. The revolving loans and the term loan will mature in 2011.
The U.S. Facility is guaranteed by the material domestic subsidiaries of the Company (“Guarantee Subsidiaries”) pursuant to a Guarantee Agreement entered into by the Guarantee Subsidiaries on September 5, 2006 (the “Subsidiary Guarantee Agreement”) and is secured by substantially all of the assets of the Company and the Guarantee Subsidiaries pursuant to an Amended and Restated Security Agreement entered into by the Company and the Guarantee Subsidiaries on the same date. Pursuant to the amended intercreditor agreement the obligations of the Company under the U.S. Facility rank pari-passu with the Company’s long-term notes and its trade acceptance facility with Northern Trust Company. The U.S. Facility provides for a swing line subfacility in an aggregate amount up to $15,000,000 and for a letter of credit subfacility providing for the issuance of letters of credit in an aggregate amount up to $15,000,000. Depending on the type of borrowing selected by the Company, the applicable interest rate for loans under the U.S. Facility is calculated as a per annum rate equal to (i) LIBOR plus a variable margin or (ii) the greater of (x) the U.S. prime rate or (y) the federal funds effective rate plus 0.5%. The margin on LIBOR loans will initially be 1.75% through December 31, 2006 and may fall as set forth on a grid depending on the Company’s debt-to-total capital ratio as calculated on a quarterly basis. As of September 5, 2006 there were no revolving loans outstanding under the U.S. Facility.
The Canadian Facility is guaranteed by the Company pursuant to a Guarantee Agreement entered into by the Company on September 5, 2006 (the “Parent Guarantee Agreement”) and is secured by substantially all of the assets of the Canadian Subsidiary. The Canadian Facility provides for a letter of credit subfacility providing for the issuance of letters of credit in an aggregate amount up to Cdn.$2,000,000. Depending on the type of borrowing selected by the Canadian Subsidiary, the applicable interest rate for loans under the Canadian Facility is calculated as a per annum rate equal to (i) for loans drawn in U.S. dollars, the rate is the same as the U.S. Facility and (ii) for loans drawn in Canadian dollars, (x) the applicable CDOR rate for banker’s acceptances of the applicable face value and tenor or (y) the greater of (I) the Canadian prime rate and (II) the one-month CDOR rate plus 0.5%. As of September 5, 2006, there were no revolving loans outstanding under the Canadian Facility.
The U.S. Revolver and the Canadian Facility are each asset-based loans with a borrowing base that fluctuates primarily with the Company’s and Canadian Subsidiary’s receivables and inventory levels. The covenants contained in the amended senior credit facility, long-term note agreement and trade acceptance agreement include restrictions on liens, investments, asset sales, and mergers and consolidations, and include a maximum debt-to working capital ratio, a maximum debt-to-total capital ratio and a minimum net worth provision. The amended intercreditor agreement includes a provision to release liens on the assets of the Company and all of its subsidiaries should the Company achieve an investment grade rating.
The Company used the proceeds from the $30.0 million term loan and a portion of the proceeds from the revolving loans under the U.S. Facility to finance the acquisition of Transtar Intermediate Holdings #2, Inc., which is discussed in Item 2.01 below.
The foregoing description does not purport to be complete and is qualified in its entirety by each of the following agreements attached hereto as exhibits to this Form 8-K and incorporated herein by reference: amended senior credit facility, the amended intercreditor agreement, Amendment No. 1 to Note Purchase Agreement, the Subsidiary Guarantee Agreement, the Amended and Restated Security Agreement and the Parent Guarantee Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On September 5, 2006, the Company completed its acquisition of Transtar Holdings #2 LLC (“Transtar”), a wholly owned subsidiary of H.I.G. Transtar Inc. The acquisition was completed pursuant to the Stock Purchase Agreement, dated August 12, 2006 (the “Agreement”). Transtar’s assets consist primarily of receivables, inventory, customer and supplier contracts, and identifiable intangibles including but not limited to customer lists, product processes and trademarks. In addition Transtar retained $1.1 million of foreign debt secured by the assets of Transtar’s foreign subsidiaries. The Company acquired all of the outstanding common stock of Transtar, and Transtar will operate as a wholly owned subsidiary of the Company.
The total consideration paid by the Company for all outstanding shares of Transtar was $175,783,000, comprised of $30,919,000 in cash and $144,864,000 in bank borrowings. An escrow in the amount of $18 million funded from the purchase price was established to satisfy H.I.G Transtar Inc.’s indemnification obligations under the Agreement.
The description of the acquisition of Transtar set forth above does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement that was filed by the Company as Exhibit 2.1 to the Current Report on Form 8-K filed on August 17, 2006 (the

“Castle 8-K”). The description of the Stock Purchase Agreement remains subject to the qualifications set forth in the Castle 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements. To be filed within seventy-one (71) days of the date that the filing of this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission, as permitted by Item 9.01(a)(4) of Form 8-K

(b)	Pro Forma Financial Information (filed herewith)
(1)	Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months ended June 30, 2006

(2)	Unaudited Pro Forma Condensed Combined Statements of Operations for the Year ended December 31, 2005

(3)	Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2006
(d) Exhibits
10.11	Amended and Restated Credit Agreement, dated September 5, 2006, by and between A. M. Castle & Co. and Bank of America, N.A., as U.S. Agent, Bank of America, N.A., Canada Branch, as Canadian Agent, JPMorgan Chase Bank, N.A. as Syndication Agent and LaSalle Business Credit, LLC as Documentation Agent.

10.12	Guarantee Agreement, dated September 5, 2006, by and between the Company and the Guarantee Subsidiaries.

10.13	Amended and Restated Collateral Agency and Intercreditor Agreement, dated September 5, 2006 by and among A.M. Castle & Co., Bank of America, N.A., as Collateral Agent, The Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company and The Northern Trust Company

10.14	Amended and Restated Security Agreement, dated September 5, 2006, among the Company and the Guarantee Subsidiaries.

10.15	Guarantee Agreement, dated September 5, 2006, by and between the Company and Canadian Lenders and Bank of America, N.A. Canadian Branch, as Canadian Agent.

10.16	Amendment No. 1 to Note Agreement, dated September 5, 2006, between the Company and The Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company Amendment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.
Date: September 8, 2006	/s/ Jerry M. Aufox
Secretary

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On September 5, 2006, A. M. Castle & Co. (the “Company” or “Castle”) acquired all of the issued and outstanding capital stock of Transtar Intermediate Holdings #2, Inc. (“Transtar”) for $180 million in cash, subject to certain adjustments. The estimated purchase price, net of those adjustments, is $173.3 million.
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005 and the six month period ended June 30, 2006 combine the historical consolidated statements of operations of the Company and Transtar as if the transaction had taken place on January 1, 2005 and January 1, 2006, respectively. The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of the Company and Transtar as if the transaction had taken place on June 30, 2006. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the transaction and (ii) factually supportable. In addition, with respect to the statements of operations, the pro forma events must be expected to have a continuing impact on the combined results.
This information should be read in conjunction with (i) the accompanying notes to the unaudited pro forma condensed combined financial statements, (ii) the Company’s separate historical audited financial statements as of and for the year ended December 31, 2005 included in its Annual Report on Form 10-K, and (iii) the Company’s separate historical financial information as of and for the six month period ended June 30, 2006 included in its Quarterly Report on Form 10-Q previously filed with the U.S. Securities and Exchange Commission (“SEC”).
The pro forma financial statements included herein contain a non-GAAP disclosure, EBITDA, which consists of income before provision for income taxes plus depreciation and amortization, debt extinguishment expense, and interest expense (including discount on accounts receivable sold), less interest income. EBITDA is presented as a supplemental disclosure because management believes this measure is widely used by the investment community for evaluation purposes and provides the reader with additional information in analyzing the Company’s operating results. EBITDA should not be considered as an alternative to net income or any other item calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), or as an indicator of operating performance. The definition of EBITDA used herein may differ from that used by other companies. A reconciliation of EBITDA to net income is provided in accordance with U.S. Securities and Exchange Commission requirements.
The unaudited pro forma condensed combined financial information is presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company after the acquisition.

The unaudited pro forma financial information was prepared using the purchase method of accounting. Accordingly, the Company’s cost to acquire Transtar has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of the completion of the acquisition. Any differences between the fair value of the consideration paid and the fair value of the assets and liabilities acquired will be recorded as goodwill. The amounts allocated to acquired assets and liabilities in the attached unaudited pro forma financial information is dependent upon certain valuations and other studies that have not progressed to a stage where sufficient information is available to make a definitive allocation. Accordingly, the purchase price allocation adjustments and related amortization reflected in the following unaudited pro forma condensed combined financial statements are preliminary and have been made solely for the purpose of preparing these pro forma financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2006
(in thousands, except per share data)

			Pro Forma		Pro Forma
	Castle	Transtar	Adjustments		Combined

Net sales	$554,800	$139,309	$—		$694,109
Cost of material sold	391,343	97,299	—		488,642

Gross material margin	163,457	42,010	—		205,467

Plant and delivery expense	58,605	10,725	—		69,330
Sales, general, and administrative expense	49,957	17,445	(1,602	) c), d), e)	65,800
Depreciation and amortization expense	5,097	367	3,698	a), f)	9,162

Total operating expenses	113,659	28,537	2,096		144,292

Operating income	49,798	13,473	(2,096)		61,175
Interest expense, net	(2,046)	(2,053)	(4,662	) b)	(8,761)
Other	—	25	—		25

Income before income taxes and equity in earnings of joint venture	47,752	11,445	(6,758)		52,439

Income taxes	(19,639)	(4,429)	1,292	g)	(22,776)

Income before equity in earnings of joint venture	28,113	7,016	(5,466)		29,663

Equity in earnings of joint venture	2,295	—	—		2,295

Net income	$30,408	$7,016	$(5,466)		$31,958

Shares:
Basic	16,657				16,657
Diluted	18,756				18,756

Earnings per share from continuing operations:
Basic	$1.78				$1.88
Diluted	$1.62				$1.70

EBITDA *	$57,190	$13,865	$1,602		$72,657

Reconciliation of income from continuing operations to EBITDA:
Net income	$30,408	$7,016	$(5,466)		$31,958
Depreciation and amortization	5,097	367	3,698		9,162
Interest, net	2,046	2,053	4,662		8,761
Provision for income taxes	19,639	4,429	(1,292)		22,776

EBITDA	$57,190	$13,865	$1,602		$72,657

*	Earnings before interest, taxes, depreciation and amortization.
(See notes to the unaudited pro forma condensed combined financial statements)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2005
(in thousands, except per share data)

			Pro Forma		Pro Forma
	Castle	Transtar	Adjustments		Combined

Net sales	$958,978	$223,977	$—		$1,182,955
Cost of material sold	677,186	159,362	—		836,548

Gross material margin	281,792	64,615	—		346,407

Plant and delivery expense	108,427	19,971	—		128,398
Sales, general, and administrative expense	92,848	28,009	(228	) c), d), e)	120,629
Depreciation and amortization expense	9,340	522	7,395	a) ,f)	17,257

Total operating expenses	210,615	48,502	7,167		266,284

Operating income	71,177	16,113	(7,167)		80,123
Interest expense, net	(7,348)	(3,607)	(9,824	) b)	(20,779)
Discount on sale of accounts receivable & other	(1,127)	64	—		(1,063)
Loss on extinguishment of debt	(4,904)	—	—		(4,904)

Income before income taxes and equity in earnings of joint venture	57,798	12,570	(16,991)		53,377

Income taxes	(23,191)	(3,450)	3,894	g)	(22,747)

Income before equity in earnings of joint venture	34,607	9,120	(13,097)		30,630

Equity in earnings of joint venture	4,302	—	—		4,302

Net income	$38,909	$9,120	$(13,097)		$34,932

Shares:
Basic	16,033				16,033
Diluted	18,420				18,420

Earnings per share from continuing operations:
Basic	$2.37				$2.12
Diluted	$2.11				$1.90

EBITDA *	$84,819	$16,699	$228		$101,746

Reconciliation of net income to EBITDA:
Net income	$38,909	$9,120	$(13,097)		$34,932
Depreciation and amortization	9,340	522	7,395		17,257
Interest expense, net	7,348	3,607	9,824		20,779
Discount on accounts receivable sold	1,127	—	—		1,127
Debt extinguishment	4,904	—	—		4,904
Provision for income taxes	23,191	3,450	(3,894)		22,747

EBITDA	$84,819	$16,699	$228		$101,746

*	Earnings before interest, discount on sale of accounts receivable, taxes, depreciation and amortization and debt extinguishment expense.
(See notes to the unaudited pro forma condensed combined financial statements)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2006
(in thousands)

			Pro Forma		Pro Forma
	Castle	Transtar	Adjustments		Combined

Assets
Current assets
Cash and cash equivalents	$42,982	$770	$(30,770	) h), k)	$12,982
Accounts receivable	128,946	40,240	—		169,186
Inventories	139,604	51,002	12,844	j)	203,450
Other current assets	7,378	1,585	—		8,963

Total current assets	318,910	93,597	(17,926)		394,581

Investment in joint venture	12,358	—	—		12,358
Goodwill and intangible assets	32,250	—	111,352	m)	143,602
Prepaid pension cost	40,037	—	—		40,037
Other assets	4,923	766	(419	) k)	5,270
Property, plant and equipment — net	67,251	2,644	1,585	i)	71,480

Total assets	$475,729	$97,007	$94,592		$667,328

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$123,397	$22,303	$—		$145,700
Accrued liabilities	22,997	4,938	—		27,935
Current and deferred income taxes	1,497	2,942	4,654	l)	9,093
Current portion of long-term debt	6,233	37,811	(37,545	) k)	6,499

Total current liabilities	154,124	67,994	(32,891)		189,227

Long term debt, less current portion	73,569	1,320	154,680	h), k)	229,569
Deferred income taxes	20,784	36	—		20,820
Other long-term liabilities	14,621	460	—		15,081
Stockholders’ equity
Preferred stock	11,239	—	—		11,239
Common stock	170	—	—		170
Additional paid-in capital	66,000	6,000	(6,000	) k)	66,000
Retained earnings	138,434	19,874	(19,874	) k)	138,434
Accumulated other comprehensive income	3,473	1,323	(1,323	) k)	3,473
Treasury stock, at cost	(6,685)	—	—		(6,685)

Total stockholders’ equity	212,631	27,197	(27,197)		212,631

Total liabilities and stockholders’ equity	$475,729	$97,007	$94,592		$667,328

(See notes to the unaudited pro forma condensed combined financial statements)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL SATEMENTS
1.		Description of Transaction

On September 5, 2006, Castle acquired all of the issued and outstanding capital stock of Transtar for $180 million in cash. The purchase price will be adjusted by the amount that working capital falls outside of the minimum/maximum working capital range defined in the agreement. As of September 1, 2006, the estimated purchase price net of that adjustment was $173.3 million. The condensed combined pro forma financial statements reflect the $180 million purchase price since they were prepared assuming the transaction took place on June 30, 2006 at which date there was no implied working capital adjustment. The purchase price will also be adjusted by the outstanding net indebtedness of Transtar (except that Castle will assume any indebtedness of Transtar’s two foreign subsidiaries) and transaction expenses payable at closing.

The acquisition was assumed to be funded by approximately $30 million of existing cash of the Company, $126 million from an expanded revolving line of credit and $30 million from a new term loan.

The Company will account for the merger as a purchase under United States generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of Transtar will be recorded as of the acquisition date at their respective fair values and be consolidated with those of Castle.

2.		Pro Forma Adjustments

	a)	To reflect $6.7 million incremental annual amortization ($3.3 million for the 6 months ended June 30, 2006) to be incurred on the fair value of the acquired identifiable intangible assets.

	b)	To reflect $9.8 million incremental annual net interest expense ($4.7 million for the 6 months ended June 30, 2006) arising from the assumed issuance of $156 million of debt to fund the transaction at an estimated interest rate of 7.5%, the reduction in interest income due to the assumed use of $30 million of the Company’s existing cash to fund the acquisition and eliminating Transtar’s debt and interest.

	c)	To eliminate $1.0 million of management fees that were paid by Transtar to their previous owners for the year ending December 31, 2005 and also for the six months ending June 30, 2006, respectively, which will no longer continue.

d)	To eliminate $0.2 million ($1.1 million for the six months ended June 30, 2006) of cost incurred by Transtar related to this transaction which will not continue.

e)	To reflect $1.0 million of incremental costs ($0.5 million for the 6 months ending June 30, 2006) expected to be incurred due to Transtar becoming a subsidiary of a U.S. public company. The incremental costs relate to compliance with various provisions of the Sarbanes-OxleyAct of 2002, as well as incremental finance staff headcount and other administrative requirements directly associated with meeting public company filing requirements.

f)	To reflect incremental depreciation expense of $0.7 million ($0.4 million for the six months ended June 30, 2006) for fixed assets expected to be written up to fair value in purchase accounting.

g)	To reflect taxes on the pro forma adjustments to income at Castle’s statutory rate of 37.7%.

h)	To reflect the assumed purchase price as of June 30, 2006 of $180 million plus an estimated $6 million of acquisition costs being funded by $30 million of cash and $156 million of incremental long-term borrowings.

i)	To increase the value of fixed assets by $1.6 million to reflect them at fair value.

j)	To adjust LIFO and other inventory reserves by $12.8 million to reflect inventory at its fair value.

k)	To eliminate Transtar’s cash, U.S.-based debt and equity as part of purchase accounting made up of $0.8 million cash, $0.4 million deferred financing costs, $37.5 million current debt, $1.3 million long term debt, $6.0 million of additional paid-in capital, $19.9 million of retained earnings and $1.3 million of accumulated other comprehensive income.

l)	To eliminate Transtar’s current taxes payable of $0.8 million for which responsibility to pay remains with the prior owner as well as to reflect an estimated $5.4 million deferred tax liability arising from anticipated purchase accounting adjustments.

m)	To reflect the allocation of the excess of the purchase price over the fair value of tangible net assets to intangibles ($69.0 million) and goodwill ($42.3 million).